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                                                                 EXHIBIT 5

                   [LOCKE PURNELL RAIN HARRELL LETTERHEAD]




                                 April 21, 1997



A. H. Belo Corporation
400 South Record Street
Dallas, Texas 75202

         Re:     Registration Statement on Form S-3
                 $1,500,000,000 Aggregate Initial Public
                 Offering Price of Debt Securities and
                 Warrants to Purchase Debt Securities

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by A. H. Belo Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shelf registration of $1,500,000,000 aggregate initial public offering price of the Company's debt securities (the "Debt Securities") and warrants to purchase Debt Securities (the "Warrants"). The Debt Securities are to be issued under an Indenture (the "Indenture") between the Company and a trustee to be appointed by the Company (the "Trustee"), the form of which is being filed as an exhibit to the Registration Statement. The Warrants are to be issued under a Warrant Agreement, the form of which is being filed as an exhibit to the Registration Statement (the "Warrant Agreement").

         We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Debt Securities and the Warrants and have examined such records and documents, and satisfied ourselves as to such matters of fact and questions of law, as we have considered relevant and necessary as a basis for this opinion.

         Based on the foregoing, we are of the opinion that:

                 1. Each series of Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally
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A. H. Belo Corporation
April 21, 1997
Page 2


         and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Trustee; (ii) a prospectus supplement (including any pricing supplement) with respect to such series of Debt Securities shall have been filed (or mailed for filing) with the SEC pursuant to Rule 424 under the Securities Act; (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the Indenture; and (iv) such series of Debt Securities shall have been duly executed and authenticated, as provided in the Indenture and such resolutions, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

                 2. Each series of Warrants will be legally issued and binding obligations of the Company (except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Warrant Agreement (including any necessary supplemental agreement) shall have been duly executed and delivered by the Company and the Warrant Agent (as defined in such Warrant Agreement); (ii) a prospectus supplement (including any pricing supplement) with respect to such series of Warrants shall have been filed (or mailed for filing) with the SEC pursuant to Rule 424 under the Securities Act; (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such series of Warrants as contemplated by the Registration Statement and such Warrant Agreement; and (iv) such series of Warrants shall have been duly executed and authenticated, as provided in such Warrant Agreement and such resolutions, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

         This opinion is limited to the General Corporation Law of the State of Delaware, the laws of the State of Texas and the federal laws of the United States of America. For purposes of this opinion, we have assumed that (i) New York law is the same as Texas law, (ii) there will be no changes in the laws currently applicable to the Company and (iii) such laws will be the only laws applicable to the Company.
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A. H. Belo Corporation
April 21, 1997
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm included under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC.


                                              Very truly yours,

                                              LOCKE PURNELL RAIN HARRELL
                                              (A Professional Corporation)


                                              By:  /s/ Guy Kerr
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